Investor Presentation November 16, 2009

The following information contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current facts.  Forward- looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.  Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”.  In addition, these statements are based on a number of assumptions that are subject to change.  This presentation speaks only as of this date.  Colfax disclaims any duty to update the information herein. Forward-Looking Statements 1

  2008 revenue of $605 million   ~2,000 associates worldwide   15 principal production facilities in 7 countries   Over 300 direct sales and marketing associates   More than 450 authorized distributors in approximately 80 countries   Headquartered in Richmond, VA Colfax is strategically focused on serving key infrastructure end markets in the fluid handling industry 2 & 3 Screw Pumps Centrifugal Pumps Progressive Cavity Pumps Precision Gear Pumps Specialty Valves Fluid Handling Systems End Markets Products Global Navy General Industrial Commercial Marine Oil & Gas Power Generation Company Overview 2

  Founded in 1995   John Young, President & CEO, was an original founder   Equity capital provided by Mitch and Steve Rales, founders of Danaher (NYSE: DHR)   Targeted global industrial companies with strong brands   13 acquisitions, 5 divestitures   Exclusively focused on fluid handling industry   Proven, experienced management team   Began trading on the NYSE in May 2008 There are approximately 5,000 pump companies globally and Colfax is in the top 15 Background 3

  Derived from the proven Danaher Business System   Utilize Voice of the Customer (“VOC”) to target breakthrough growth initiatives, new products and applications   Conduct root-cause analysis, develop process improvements and implement sustainable systems   Culture of continuous improvement   Integrated in all aspects of operations and strategic planning CBS is how we manage our business and has been a key driver of our success Colfax Business System Drives Business Improvement 4

Global leader in specialty fluid handling products Proven application expertise in solving critical customer needs Serving growing global infrastructure driven end markets Leading brand names generating aftermarket sales and services Experienced management team in place to grow organically and through strategic acquisition            Strong financial position Significant insider ownership Consistent track record of driving profitable organic sales growth Investment Highlights 5

2 and 3 Screw Pumps Well recognized brands across served markets Fluid Handling Systems Precision Gear Pumps Progressive Cavity Pumps Specialty Valves Centrifugal Pumps Broad Product Portfolio Focused on Customer Applications 6

Colfax Corporation

Serving Critical Applications in Our Key End Markets

Commercial Marine	Oil & Gas	Power Generation	Global Navy	General Industrial
				

Key Markets	Applications	Brands
Commercial Marine	Fuel oil transfer; oil transport; water and wastewater handling	Allweiler, Houttuin, Imo AB
Oil & Gas	Crude oil gathering; pipeline services; unloading and loading; rotating equipment lubrication; lube oil purification	Allweiler, Houttuin, Imo, LSC,Tushaco, Warren
Power Generation	Fuel unloading, transfer, burner and injection; rotating equipment lubrication	Allweiler, Imo, Tushaco, Warren
Global Navy	Fuel oil transfer; oil transport; water and wastewater handling; firefighting; fluid control	Allweiler, Fairmount, Imo, Imo AB, Portland Valve, Warren
General Industrial	Machinery lubrication; hydraulic elevators; chemical processing; pulp and paper processing; food and beverage processing	Allweiler, Fairmount, Houttuin, Imo, Tushaco, Warren, Zenith

7

Large and Diverse Customer Base and End Markets Blue Chip Customers (2) 2008 Revenues By End Markets 3% 4% 15% 5% 51% 22% (1) 6% 14% 14% 25% 41% ____________________

(1) Includes Distribution (11%), Chemical Processing (7%), Machinery Support (5%), Building Products (4%), Wastewater (2%), Heat Transfer (2%), Pulp and Paper (1%), Diesel Engines (1%), Food & Beverage (1%) and Other (7%).

(2) Revenues based on our shipping destination. Blue chip customer base with no single customer representing more than 3% of sales in 2008 Global Navy Marine Commercial Oil & Gas Industrial General Generation Power Asia & Australia Europe United States Canada Central & South America Middle East & Africa 8

Extensive Global Sales, Distribution and Manufacturing Footprint

Colfax Corporation



Portland Valve
Warren
Fairmount Automation
Imo Kentucky
Corporate HQ Richmond
Imo Monroe
Sanford (2)
LSC
Houston
Americas
2008 Sales (1) = $174mm
% of Revenue: 29%
Imo AB Stockholm
Houttuin
Allweiler Bottrop
Allweiler Radolfzell
Allweiler Tours
Allweiler Gottmadingen
EMEA
2008 Sales (1) = $338mm
% of Revenue: 56%
Colfax Wuxi
Tushaco Daman
Tushaco Vapi
Asia Pacific
2008 Sales (1) = $93mm
% of Revenue: 15%

Expanding global footprint allows us to serve fast growing, developing markets

(1) Sales figures reflect sales destination.
(2) Closing in 2009.

9

Oil & Gas Markets – Strong Application Expertise

Colfax Corporation

Situation Analysis

A Canadian energy company moves heavy crude oil along pipelines from the oil fields in Northern Canada through extremely harsh environment to a central blending facility

Colfax Solution

- For the past 40 years this customer has turned to Colfax and the Imo 8L 3 screw pump – more than 80 installations
  - Reliable in the toughest environment
  - Superior energy efficiency – reduces operating costs
- Imo 8L is the industry standard for Canadian pipeline applications from 400 to 2500 gallons per minute



New Imo 8L-912Y



Situation Analysis

Major Venezuelan oil company moves 180,000 BPD of sand laden crude oil through pipelines using a competitor's pumps. Pumps are failing after only 3 - 4 months due to excessive wear

Colfax Solution

- Colfax engineers and the customer's project engineer jointly developed the design, quality, and testing spec
  - Warren GTS-H268 2 screw pumps with specially designed internal wear resistant components were chosen to meet the rigorous application
- Colfax pumps installed – 6X increase in service life
  - Customer realizes $2M annual savings - spare parts alone





10

Expansion of Systems Business Situation Analysis A major Japanese OEM turbine manufacturer wanted to reduce installation time required at power plant construction sites.  Initial focus - integrate components associated with the fuel filter, pump and motor system. Colfax Solution Enhanced design, reduced costs Initial system delivered in 2009, others on order Global installations Integrated system is now the standard fuel injection system design for this major turbine OEM customer Situation Analysis Colfax Solution Americas region OEM and end-user customers need turn-key solutions – not just pumps. Colfax Americas Engineered Systems business started in 2007 to address need for highly engineered systems   Services offered include: custom engineered skid packages or module subassemblies, fabrication, testing, and start up/commissioning   2009 forecast - $10M incremental sales Environmentally-friendly module with internal, submersible lubricant pump and motor 11

Driven by VOC, examples of new products introduced in 2008 Develop New Products, Applications and Technologies                   Driven by Voice of the Customer Step 1 - VOC Step 1a – VOC Summary Step 2 – Prioritization Step 3 – Specification All-Heat SMART EMTEC SMART Benefits

1. Senses wear & alerts end-user

2. Easy to upgrade Benefits

1. 50% energy usage reduction

2. Eliminates system components (cooler & valve) Simplifies OEM design Easier installation   All-Fuel SMART

1. Efficient seal leakage monitoring system - best value

2. Easy to upgrade 12

Colfax Corporation

Colfax Serving Infrastructure Driven End Markets

		Estimated Market Size	Market Expectations
Commercial Marine		~$2.0bn	Expect international trade and demand for crude oil and other commodities as well as the age of the global merchant fleet to continue to create demand for new ship construction; however, expect new orders to be significantly lower than in the past two years. Expect sales to grow primarily from our beginning of the year backlog; likely to have additional order cancellations as well as delivery date extensions. Believe the increase in the size of the global fleet will create an opportunity to supply aftermarket parts and service.
Oil & Gas		~$4.0bn	Expect activity within the crude oil market to remain favorable long term as capacity constraints and global demand drive further development of heavy oil fields, but are experiencing project delays. In pipeline applications, demand for highly efficient products expected to remain strong as customers continue to focus on total cost of ownership. In refinery applications, a reduction in capital investment by customers continues to impact the demand for our products.
Power Generation		~$2.3bn	Expect activity in Asia and the Middle East to remain strong as economic growth and fundamental undersupply of power generation capacity continues to drive investment in energy infrastructure projects. Efficiency improvements will continue to drive demand in the world's developed economies. Activity is stable, but we are experiencing delivery date push outs.
Global Navy		~$0.3bn	In the U.S., expect Congress to continue to appropriate funds for new ship construction as older naval vessels are decommissioned. Increased demand for integrated fluid handling systems for both new ship platforms and existing ship classes that reduce operating costs and improve efficiency as the U.S. Navy seeks to man vessels with fewer personnel also anticipated. Sovereign nations outside of the U.S. continue to expand their fleets as they address national security concerns. Expect increased sales and orders in the near term.
General Industrial		~$24.8bn	Global infrastructure development will drive capital investment long term and will benefit local suppliers as well as international exporters of fluid handling equipment. Demand has softened in several portions of the general industrial market including chemical, building products, waste water, machinery support and distribution, primarily in Europe and North America.

Favorable long term demand driven by global infrastructure build

13

  Capitalize on growth opportunities by offering regionally developed products and solutions Standard packages of Imo and Allweiler products produced at our Greenfield, Wuxi China facility for Commercial Marine   Continue to invest in sales and marketing capabilities to more effectively serve local Asia Pacific markets Opened Defense Centre of Excellence in Mumbai to serve defense industry in the region   Leverage application expertise to design fluid handling solutions that cater to heavy crude oil exploration in Latin America, Middle East and Russia Opened sales and engineering office in Bahrain in March   Utilize Indian / Chinese low cost manufacturing to supply components to other Colfax business units   Execute acquisitions Assam, India Shanghai, China Target Fast Growing Regions 14

Est. 1860 Acq. 1998 Est. 1897 Acq. 1997 Est. 1929 Acq. 1998 Est. 1931 Acq. 1997 Est. 1973 Acq. 2004 Est. 1920 Acq. 2004 Est. 1967 Acq. 2005 Est. 1968 Acq. 2007 Est. 1996 Acq. 2007   Product history dating back to 1860 provides large installed base   High quality, reliable products used in critical applications   Tendency for customers to replace “like for like” products   Significant aftermarket demand for replacement products, spare parts and repair and maintenance services Approximately 24% of revenues from aftermarket sales and services in 2008, long term goal is 30% Leading Brands Generating Aftermarket Sales and Services 15

  Continue to proactively engage with highly strategic targets   Product, market and geographically focused searches   Evaluate opportunistic bolt-on companies   Pursue adjacent fluid handling acquisitions Effective selection and integration of 13 acquisitions since 1995 Acquisition Criteria Acquisition Initiatives   Acquire companies in the fluid handling industry   Strong brand name recognition   Leading market position   Differentiated product technology / highly engineered product   Complementary end market / geographic focus year Continue to Pursue Strategic Acquisitions that Complement Our Platform 16

  Claims arise from purchased components previously included in our products   Significant solvent insurance coverage   Bad faith lawsuit against insurance carriers increases costs in near term   Estimated annual liability and related defense costs of $3 - $5 million before potential insurance asset or liability adjustments Asbestos Update 2008 2007 2006 2005 60,000 54,000 48,000 42,000 36,000 30,000 35,357 37,554 50,020 59,217 Average Cost of Resolved Claims Unresolved Claims $6,194 $5,378 $5,232 $8,896 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 2005 2006 2007 2008 17

Financial Overview 18

Financial Performance Overview – 2005-2008 2008 2007 2006 2005 $400.0 $350.0 $300.0 $250.0 $200.0 $150.0 $100.0 $50.0 $0.0 $337.3 $292.8 $179.3 $118.3 $54.8 $64.1 $88.2 $105.6 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2005 2006 2007 2008 Backlog $345.5 $393.6 $506.3 $604.9 $0.0 $80.0 $160.0 $240.0 $320.0 $400.0 $480.0 $560.0 $640.0 2005 2006 2007 2008 % Margin              15.9% 16.3% 17.4% 17.5% (1) Total Growth        31.5% 15.1% Existing Businesses                             19.4% 17.6% 7.0% Acquisitions           6.1% 2.0% FX Translation       7.8% 6.1% -- -- -- 17.7% 1.2% 0.5% Total Growth        63.3% 15.2% Existing Businesses                             51.6% 47.2% 15.0% Acquisitions           3.0% 5.2% FX Translation       13.1% (5.0)% -- -- -- 39.5% -- 12.1% Total Growth        28.6% 19.5% Existing Businesses                             13.9% 13.5% 13.9% Acquisitions           8.0% 1.1% FX Translation       7.1% 4.5% -- -- -- 11.8% 1.4% 0.8% Orders (1) Refer to Appendix for Non-GAAP reconciliation.                                               Note: Dollars in millions.   Revenue $442.3 $581.5 $669.2 $370.4 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 2005 2006 2007 2008 19

Financial Performance Overview – Current Quarter 0.1% -- 0.2% -- Acquisitions (28.5)% (3.2)% (25.5)% (35.7)% -- -- Total Growth (Decline) (5.8)% -- -- FX Translation (29.9)% -- -- Existing Businesses 2009 YTD 2008 YTD - Q3 2009 Q3 2008 $600.0 $500.0 $400.0 $300.0 $200.0 $100.0 $0.0 $349.2 $542.9 $124.3 $173.8 14.8% 16.5% 15.7% 15.7% % Margin (1) Backlog Orders (1) Refer to Appendix for Non-GAAP reconciliation.                                               Note: Dollars in millions.   Revenue 0.1% -- 0.3% -- Acquisitions (16.2)% (4.6)% (12.0)% (11.6)% -- -- Total Growth (Decline) (9.1)% -- -- FX Translation (2.5)% -- -- Existing Businesses 2009 Q3 2009 Q2 2009 Q1 2008 Q4 2008 Q3 2008 Q2 2008 Q1 2007 Q4 $400.0 $300.0 $200.0 $100.0 $0.0 $298.0 $292.3 $305.6 $337.3 $383.1 $384.0 $353.6 $292.8 2009 YTD 2008 YTD - Q3 2009 Q3 2008 $500.0 $400.0 $300.0 $200.0 $100.0 $0.0 $394.1 $445.5 $128.5 $153.5 $24.0 $20.2 $73.5 $58.5 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 Q3 2008 Q3 2009 - YTD 2008 YTD 2009 20

Income Statement Summary Refer to Appendix for Non-GAAP reconciliation. __________________ Note: Dollars in millions.       Long Term Goals:  Annual sales of $1 billion, gross profit margin of 40% & EBITDA margin of 20% Delta October 2, 2009 September 26, 2008 $ % Orders $                    349.2 $                   542.9 $ (193.7) (35.7)% Sales $                    394.1 $                   445.5 $   (51.5) (11.6)% Gross Profit $                    138.8 $                   159.4 $   (20.6) (12.9)%    % of Sales 35.2% 35.8% Adjusted SG&A Expense $                      86.2 $                     92.8 $     (6.6) (7.1)% R&D Expense 4.6                          4.4                          0.2          4.1 % Operating Expenses $                      90.9 $                     97.2 $     (6.4) (6.6)%    % of Sales 23.1% 21.8% Adjusted Operating Income $                      47.9 $                     62.2 $   (14.3) (23.0)%    % of Sales 12.2% 14.0% Adusted EBITDA $                      58.5 $                     73.5 $   (15.0) (20.4)%    % of Sales 14.8% 16.5% Adjusted Net Income $                      28.9 $                     36.2 $     (7.3) (20.2)%    % of Sales 7.3% 8.1% Adjusted Net Income Per Share $                      0.67 $                     0.82 $   (0.16) (18.9)% Nine Months Ended 21

____________________ Note: Dollars in millions. Statement of Cash Flows Summary October 2, 2009 September 26, 2008 Net income (loss) 16.6 $                   (11.0) $                   Non-cash expenses 15.4                      9.5                          Change in working capital and accrued liabilities 6.8                       (26.3)                      Other (4.8)                      (2.9)                       Total Operating Activities 34.0 $                   (30.7) $                   Capital expenditures (7.8) $                   (13.3) $                   Acquisitions, net of cash acquired (1.3)                      -                          Other 0.3                       -                          Total Investing Activities (8.8) $                   (13.3) $                   Repayments of borrowings (3.8) $                   (107.8) $                Proceeds from IPO, net of offering costs -                         193.0                      Dividends paid to preferred shareholders -                         (38.5)                      Other (0.4)                      (3.4)                       Total Financing Activities (4.2) $                   43.3 $                     Effect of exchange rates on cash 1.0                       0.5                          Increase (decrease) in cash 22.0 (0.2) Cash, beginning of period 28.8                      48.1                       Cash, end of period 50.8 $                   47.9 $                     Nine Months Ended 22

Continuing to rightsize to align capacity with demand Major actions since the beginning of the year: Reduced headcount by 330 employees or 15% Eliminated temporary, contract and full-time employees Implemented furlough programs in Germany Closed facility in Aberdeen, NC and closing Sanford, NC facility by year end Expect savings of about $16 million in 2009, or about $22 million annualized (including furlough-related savings) Expect restructuring expenses of about $14 million in 2009 for activities announced to date Additional restructuring anticipated in 4Q Will remain agile and respond as conditions warrant CBS activity continues in all areas Profit Protection Plan Update 23

Strong balance sheet Debt to adjusted EBITDA – approximately 1X Debt of $93 million, principal payments of $9 million in 2010, matures in 2013 Cash = $51 million $136 million available on revolver Strong cash flow Adjusted EBITDA (LTM) of $91 million Strong Financial Condition ____________________ Note: As of 10/2/09 24

Well Positioned for the Future Leading Brand Names Generating Aftermarket Sales and Services Experienced Management Team in Place to Grow   Organically and Through Strategic Acquisitions Global Leader in Specialty Fluid Handling Products Proven Application Expertise in Solving Critical Customer Needs Serving Growing Infrastructure Driven End Markets CBS-Driven Culture Focused on Profitable Sales Growth 25

Appendix 26

Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense costs (income) and asbestos coverage litigation expenses, certain legacy legal charges, restructuring and other related charges, certain due diligence costs, certain other post-employment benefit settlement, cross currency swap, environmental indemnification and discontinued operations expense (income), as well as one time initial public offering-related costs to the extent they impact the periods presented. Adjusted selling, general and administrative expenses exclude legacy legal adjustments and certain due diligence costs.  Adjusted net income also reflects interest expense as if the initial public offering (IPO) had occurred at the beginning of 2007 and presents income taxes at an effective tax rate of 32% in 2009 and 34% in 2008. Adjusted net income per share in 2008 assumes the 44,006,026 shares outstanding at the closing of the IPO to be outstanding since January 1, 2007.  Organic sales growth (decline) and organic order growth (decline) exclude the impact of foreign exchange rate fluctuations and acquisitions.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of changes in our capital structure and asset base, non-recurring items such as IPO-related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team. Sales and order information by end market are estimates.  We periodically update our customer groupings in order to refine these estimates.  During 2009, reclassifications of previously reported amounts were made to conform to current period presentation.  No changes have been made to total sales or orders. Disclaimer 27

Colfax

Non-GAAP Reconciliation

Colfax Corporation

	2008	2007	2006	2005
EBITDA				
Net (loss) income	$ (571)	$ 64,882	$ 94	$ 12,247
Interest expense	11,822	19,246	14,186	9,026
Provision for income taxes	5,438	39,147	3,866	6,907
Depreciation and amortization	14,788	15,239	11,481	11,430
EBITDA	$ 31,477	$ 138,514	$ 29,627	$ 39,610
EBITDA margin	5.2%	27.4%	7.5%	11.5%
Adjusted EBITDA				
Net (loss) income	$ (571)	$ 64,882	$ 94	$ 12,247
Interest expense	11,822	19,246	14,186	9,026
Provision for income taxes	5,438	39,147	3,866	6,907
Depreciation and amortization	14,788	15,239	11,481	11,430
Legacy asbestos expense (income)	12,391	(50,346)	33,816	18,112
IPO - related costs	57,017	-	-	-
Legacy legal expenses	4,131	-	8,330	3,100
Due diligence costs	582	-	-	-
Other post-employment benefit settlement	-	-	(9,102)	(251)
Cross currency swap	-	-	-	(2,075)
Environmental indemnification	-	-	-	(3,100)
Discontinued operations	-	-	1,397	(616)
Adjusted EBITDA	$ 105,598	$ 88,168	$ 64,068	$ 54,780
Adjusted EBITDA margin	17.5%	17.4%	16.3%	15.9%

Note: Dollars in thousands

28

Sales & Order Growth ____________________ Note: Dollars in millions. $ % $ % Year Ended December 31, 2005 345.5 $          370.4 $          Components of Growth: Organic Growth from Existing Businesses 40.7                11.8% 65.6                17.7% Acquisitions 4.8                 1.4% 4.4                 1.2% Foreign Currency Translation 2.6                 0.8% 1.9                 0.5% Total Growth 48.1                13.9% 71.9                19.4% Year Ended December 31, 2006 393.6 $          442.3 $          Components of Growth: Organic Growth from Existing Businesses 53.3                13.5% 77.7                17.6% Acquisitions 31.3                8.0% 27.2                6.1% Foreign Currency Translation                28.1 7.1%                34.3 7.8% Total Growth 112.7              28.6% 139.2              31.5% Year Ended December 31, 2007 506.3 $          581.5 $          Components of Growth: Organic Growth from Existing Businesses 70.2                13.9% 40.9                7.0% Acquisitions 5.5                 1.1% 11.7                2.0% Foreign Currency Translation 22.9                4.5% 35.1                6.1% Total Growth 98.6                19.5% 87.7                15.1% Year Ended December 31, 2008 604.9 $          669.2 $          Sales Orders 29

Colfax **Non-GAAP Reconciliation**

Colfax Corporation

	Three Months Ended		Nine Months Ended	
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
EBITDA				
Net income (loss)	$ 5,375	$ 13,651	$ 16,602	$ (10,950)
Interest expense	1,834	1,951	5,466	9,684
Provision (benefit) for income taxes	2,188	5,329	7,433	(3,772)
Depreciation and amortization	3,681	3,695	10,592	11,345
EBITDA	$ 13,078	$ 24,626	$ 40,093	$ 6,307
EBITDA margin	10.2%	16.0%	10.2%	1.4%
Adjusted EBITDA				
Net income (loss)	$ 5,375	$ 13,651	$ 16,602	$ (10,950)
Interest expense	1,834	1,951	5,466	9,684
Provision (benefit) for income taxes	2,188	5,329	7,433	(3,772)
Depreciation and amortization	3,681	3,695	10,592	11,345
Restructuring and other related charges	9,608	-	10,755	-
IPO-related costs	-	-	-	57,017
Legacy legal adjustment	-	-	-	4,131
Due diligence costs	-	582	-	582
Asbestos liability and defense income	(4,303)	(6,312)	(1,176)	(6,749)
Asbestos coverage litigation expenses	1,845	5,148	8,838	12,257
Adjusted EBITDA	$ 20,228	$ 24,044	$ 58,510	$ 73,545
Adjusted EBITDA margin	15.7%	15.7%	14.8%	16.5%

Note: Dollars in thousands

30

Colfax

Non-GAAP Reconciliation

Colfax Corporation

	Three Months Ended		Nine Months Ended	
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
Adjusted Net Income and Adjusted Earnings per Share				
Net income (loss)	$ 5,375	$ 13,651	$ 16,602	$ (10,950)
Restructuring and other related charges	9,608	-	10,755	-
IPO-related costs	-	-	-	57,017
Legacy legal adjustment	-	-	-	4,131
Due diligence costs	-	582	-	582
Asbestos liability and defense income	(4,303)	(6,312)	(1,176)	(6,749)
Asbestos coverage litigation expenses	1,845	5,148	8,838	12,257
Interest adjustment to effect IPO at beginning of period	-	-	-	2,302
Tax adjustment to effective rate of 32% and 34%, respectively	(2,520)	(926)	(6,152)	(22,410)
Adjusted net income	$ 10,005	$ 12,143	$ 28,867	$ 36,180
Adjusted net income margin	7.8%	7.9%	7.3%	8.1%
Weighted average shares outstanding - diluted	43,324,995	-	43,274,177	-
Shares outstanding at closing of IPO	-	44,006,026	-	44,006,026
Adjusted net income per share	$ 0.23	$ 0.28	$ 0.67	$ 0.82
Net income (loss) per share—basic and diluted in accordance with GAAP	$ 0.12	$ 0.31	$ 0.38	$ (0.43)
Adjusted Operating Income				
Operating income (loss)	$ 9,397	$ 20,931	$ 29,501	$ (5,038)
Restructuring and other related charges	9,608	-	10,755	-
IPO-related costs	-	-	-	57,017
Legacy legal adjustment	-	-	-	4,131
Due diligence costs	-	582	-	582
Asbestos liability and defense income	(4,303)	(6,312)	(1,176)	(6,749)
Asbestos coverage litigation expenses	1,845	5,148	8,838	12,257
Adjusted operating income	$ 16,547	$ 20,349	$ 47,918	$ 62,200
Adjusted operating income margin	12.9%	13.3%	12.2%	14.0%

Note: Dollars in thousands, except per share amounts.

31

____________________ Note: Dollars in thousands. Non-GAAP Reconciliation October 2, 2009 September 26, 2008 October 2, 2009 September 26, 2008 Adjusted SG&A Expense Selling, general and administrative expenses 28,136 $                     33,233 $                     86,248 $                     97,516 $                     Legacy legal adjustment -                                  -                                  -                                  4,131                          Due diligence costs -                                  582                             -                                  582                             Adjusted selling, general and administrative expenses 28,136 $                     32,651 $                     86,248 $                     92,803 $                     21.9% 21.3% 21.9% 20.8% Three Months Ended Nine Months Ended 32

Colfax

Sales & Order Growth

Colfax Corporation

	Sales			Orders		
	$		%	$		%
Three Months Ended September 26, 2008	$	153.5		$	173.8	
Components of Change:						
Existing Businesses		(18.4)	(12.0)%		(44.3)	(25.5)%
Acquisitions		0.5	0.3 %		0.4	0.2 %
Foreign Currency Translation		(7.1)	(4.6)%		(5.6)	(3.2)%
Total		(25.0)	(16.2)%		(49.5)	(28.5)%
Three Months Ended October 2, 2009	$	128.5		$	124.3	

	Sales			Orders			Backlog at Period End		
	$		%	$		%			
Nine Months Ended September 26, 2008	$	445.5		$	542.9		$	383.1	
Components of Change:									
Existing Businesses		(11.4)	(2.5)%		(162.6)	(29.9)%		(83.9)	(21.9)%
Acquisitions		0.5	0.1 %		0.4	0.1 %		0.5	0.1 %
Foreign Currency Translation		(40.5)	(9.1)%		(31.5)	(5.8)%		(1.7)	(0.4)%
Total		(51.4)	(11.6)%		(193.7)	(35.7)%		(85.1)	(22.2)%
Nine Months Ended October 2, 2009	$	394.1		$	349.2		$	298.0	

Note: Dollars in millions.

33